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                                                                    EXHIBIT 10.4


                           CONSENT AND AMENDMENT NO. 8

         CONSENT AND AMENDMENT NO. 8, dated as of July 8, 1999 (this "Agreement"), by and among WORLDPORT INTERNATIONAL, INC., a Delaware corporation (the "Company"), WORLDPORT COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), the Lenders (as defined in the Credit Agreement) which are a party hereto and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") and Collateral Agent (in such capacity, the "Collateral Agent") and as joint creditor with the other Lenders under the Credit Agreement, as defined below.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Parent are parties to a Credit Agreement dated as of June 23, 1998 (as amended, modified, supplemented and as in effect, the "Credit Agreement") with the Lenders, the Administrative Agent and the Collateral Agent;

         WHEREAS, pursuant to the Credit Agreement, the Lenders made certain term loans to the Company in the aggregate principal amount of up to $120,000,000 (the "Term Loan"), as evidenced by the Term Notes (as defined in the Credit Agreement);

         WHEREAS, the Term Notes were originally scheduled to mature on June 23, 1999 (the "Maturity Date");

         WHEREAS, the Administrative Agent and the Lenders agreed by letter dated as of June 23, 1999 to extend the Maturity Date until July 1, 1999 and by letter dated as of July 1, 1999 to further extend the Maturity Date until July 8, 1999, during which such extension periods the Company and the Parent were required to negotiate in good faith with the Administrative Agent to enter into an amendment to the Credit Agreement to further extend the Maturity Date; and

         WHEREAS, the Company and the Parent have requested that, subject to the terms and provisions hereof, the Maturity Date be extended to August 18, 1999.

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

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         1.       Defined Terms. Capitalized terms used but not otherwise
defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         2. Consent. Subject to Section 4 of this Agreement, the Administrative Agent and the Lenders hereby consent to an extension of the Maturity Date to August 18, 1999.

         3. Amendments. Effective on the Effective Date (as herein defined):

                  A.       The following definitions are hereby added to Section
1.1 of the Credit Agreement in their appropriate alphabetical order:

                           "Consent and Amendment No. 8" means Consent and
                  Amendment No. 8 to this Agreement, dated as of July 8, 1999, by and among the Company, the Parent, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

                           "Heico Equity Investment" shall mean the July 1999
                  Investment, the Optional Investment (if any), the Total Equity Investment and the Additional Equity Investment (if any).

                           "July 1999 Equity Documents" shall mean those
                  documents and agreements in form and substance, and upon terms and conditions, reasonably satisfactory to the Administrative Agent and the Lenders and attached as Exhibit 1 to Consent and Amendment No. 8, together with all other documents and agreements executed and delivered in connection therewith, in each case as amended, modified or supplemented from time to time in accordance with, and subject to the terms of, this Agreement.

                           "July 1999 Investment" shall mean the purchase, if
                  any, by Heico or such other investor reasonably satisfactory to the Administrative Agent and the Lenders of equity of the Parent for a purchase price of not less than $15,000,000, pursuant to the July 1999 Equity Documents, which equity shall not dilute the Warrants, and the holders of the Warrants shall be afforded anti-dilution protection in accordance with
                  Section 5.24.

                           "July 1999 Investment Proceeds" shall mean the
                  proceeds received by the Parent from the consummation of the July 1999 Investment in an amount not less than



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                  $15,000,000 (which may include proceeds of the Additional
                  Equity Investment).

                           "Optional Investment" shall mean the additional
                  purchase of equity of the Parent which is made pursuant to
                  Section 5.22, if any.

                  B. Section 2.8(a)(i) of the Credit Agreement is hereby amended by restating in its entirety the last sentence thereof to read as follows:

                           "Notwithstanding the foregoing provisions of this
                  Section 2.8(a)(i), the consummation of the Initial Heico Investment, the consummation of the Second Heico Investment, if any, the consummation of the Total Equity Investment, the consummation of the Additional Equity Investment, if any, the consummation of the July 1999 Investment, if any, and the consummation of the Optional Investment, if any, shall not constitute an Asset Sale for purposes of this Section 2.8(a)(i)."

                  C. Section 2.8(d) of the Credit Agreement is hereby amended by restating subclause (v) therein in its entirety to read as follows:

                           "(v) Notwithstanding the foregoing provisions of this
                  Section 2.8(d), a Change of Control shall not be deemed to have occurred as a result of the consummation of the Initial Heico Investment, the consummation of the Second Heico Investment, if any, the consummation of the Total Equity Investment, the consummation of the Additional Equity Investment, if any, the consummation of the July 1999 Investment, if any, the consummation of the Optional Investment, if any, and the appointment and/or election of the Board of Directors of the Parent and its Subsidiaries contemplated by the Heico Equity Documents."

                  D. Article V of the Credit Agreement is amended by inserting the following new Sections 5.22, 5.23 and 5.24 after Section 5.21:

                           Section 5.22 Acceptance of Optional Investment. In
                  addition to the obligations of the Parent under Section 5.21, the Parent covenants and agrees that, in the event Heico offers to make additional investments in the Parent by purchasing an additional amount of equity of the Parent in an aggregate amount up to $15,000,000 (in addition to Total Equity Investment Proceeds, the proceeds


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                  of equity investments in the Parent required to be sold
                  pursuant to Section 5.21 and the proceeds of the July 1999 Investment), which new equity shall be in the same form and substance, and upon the same terms and conditions, as the Total Equity Investment or otherwise reasonably acceptable to the Lenders, the Parent shall sell such additional equity to Heico at each such time the investor desires to purchase such additional equity; provided, however, that all such new equity investments shall not dilute the Warrants, and the holders of the Warrants shall be afforded anti-dilution protection in accordance with Section 5.24.

                           Section 5.23     Preparation for Sale of Business.

                                    (i)      Not later than July 9, 1999, the
                  Parent shall (A) have hired and formally engaged an investment banking firm (the "Advisor") reasonably acceptable to the Administrative Agent and the Lenders to commence preparations for the sale of the Parent's business, including, but not limited to, the sale of Enertel in the event that the Lenders are entitled to exercise their rights and remedies under the Finance Documents and (B) have delivered to the Administrative Agent an engagement letter between the Parent and the Advisor in connection with such engagement, in form and substance reasonably satisfactory to the Administrative Agent, which shall include a mandate to the Advisor that it shall take immediate steps to commence the sale and marketing process by August 9, 1999 and take all customary actions which would be expected to be taken by investment bankers in their sale and marketing efforts for companies in order to complete and achieve the sale of the Parent and its subsidiaries (including, without limitation, completing the offering memorandum for such sale, preparing and coordinating due diligence materials and commencing discussions with potential buyers).

                                    (ii)     In conjunction with this engagement
                  of the Advisor required under this Section 5.23, a committee consisting of one or more representatives of the Lenders and/or the Administrative Agent shall be afforded the ongoing opportunity to consult with the Advisor and representatives of the Parent regarding the duties and scope of work of the Advisor and to be consulted on an ongoing basis (including, without limitation, being informed of material



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                  discussions and meetings among and between the Parent, Heico and the Advisor) and given the opportunity to participate therein.

                           Section 5.24 No Dilution. The Parent shall issue to
                  each holder of Warrants (each, a "Holder") and to each Holder who holds Common Stock issued pursuant to any previous exercise of Warrants additional Warrants as of each Heico Funding Date (without duplication of any additional Warrants which may have already been issued to such Holder in respect of the Total Equity Investment), upon demand of such Holder after each such date, so that the aggregate percentage of the Fully Diluted Common Stock of the Parent represented by all Warrants and Common Stock issued pursuant to any previous exercise of Warrants as of such date equals eleven percent (11%) of the Fully Diluted Common Stock of the Parent. Each Holder will be entitled to its pro rata percentage of any additional Warrants issued as of such Heico Funding Date, calculated by multiplying (a) a fraction, the numerator of which shall be the total number of Warrants (excluding any additional Warrants) and Common Stock issued pursuant to any previous exercise of Warrants held by such Holder as of such Heico Funding Date and the denominator of which shall be the total number of Warrants and Common Stock issued pursuant to any previous exercise of Warrants held by all Holders as of such Heico Funding Date (excluding any additional Warrants), times (b) the aggregate number of additional Warrants to be issued as of such Heico Funding Date in order to satisfy the first sentence of this Section 5.24.



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                           For purposes of this Section 5.24, (i) the term
                  "Fully Diluted Common Stock" shall mean, as of the date determined, the aggregate number of shares of issued and outstanding Common Stock of the Parent after taking into account the conversion of all issued and outstanding securities convertible into Common Stock of the Parent and the exercise of all issued and outstanding warrants and options for Common Stock (or securities convertible into Common Stock) of the Parent, including the Warrants (but excluding any additional Warrants issued pursuant to this Section 5.24 which were not outstanding prior to the Heico Funding Date for which such calculation is being made) and (ii) the term "Heico Funding Date" means each date on which a Heico Equity Investment is made during the period in which Obligations are outstanding.

                  E. Section 7.1(b) is amended by adding the references ",5.22, 5.23, 5.24" after the reference to "5.21" appearing therein.

                  F.       Section 6.21(b) of the Credit Agreement is amended by
                  (i) adding the phrase, "any July 1999 Equity Document" immediately after the phrase "Heico Registration Rights Agreement" appearing therein and (ii) adding the following to the end thereof prior to the semi-colon:

                           ", provided, that the Parent may amend its
                  certificate of incorporation for the purpose of adding one or more Certificate(s) of Designation for the equity to be purchased by Heico or such other investor reasonably satisfactory to the Lenders pursuant to the Initial Heico Investment, the Second Heico Investment (if any), the Total Equity Investment, the Additional Equity Investment (if any), the July 1999 Investment (if any) and the Optional Investment (if any), which Certificate(s) of Designation shall contain terms consistent with the terms and provisions of the Heico Equity Documents and the July 1999 Equity Documents, as the case may be, and may amend the by-laws of the Parent to make modifications thereto consistent with the terms of the Heico Equity Documents and the July 1999 Equity Documents, as the case may be."

                  4. Conditions to Effectiveness. The effectiveness of this Agreement (such date of effectiveness, the "Effective Date") is subject to the satisfaction of the following conditions precedent:



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                  (a)      Execution of this Agreement. Each of the Parent, the
         Company, the Administrative Agent, the Collateral Agent and the Lenders shall have executed and delivered this Agreement.

                  (b) Equity Proceeds. The Parent shall have received gross proceeds of not less than $15,000,000 (the "July 1999 Investment Proceeds") (which may include proceeds of the Additional Equity Investment) from the purchase of equity of the Parent by Heico, which new equity shall be in the same form and substance, and upon the same terms and conditions, as the Total Equity Documents or otherwise reasonably acceptable to the Administrative Agent and the Lenders (the "July 1999 Investment"). As of the Effective Date, the July 1999 Investment shall have been consummated in accordance with the terms and conditions of the July 1999 Equity Documents and all applicable laws. As of the Effective Date, there does not exist any judgment, order, or injunction prohibiting the consummation of the July 1999 Investment or the performance by the Parent of its obligations under the July 1999 Equity Documents. The July 1999 Equity Documents (and the transactions contemplated thereby) shall have been duly approved by the boards of directors and, if required by applicable law, the stockholders of the parties thereto, and all July 1999 Equity Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Other than the effectiveness of this Agreement, each of the conditions precedent to the obligation of the parties to consummate the July 1999 Investment as set forth in the July 1999 Equity Documents shall have been satisfied to the reasonable satisfaction of the Administrative Agent, or waived with the consent (which consent shall not be unreasonably withheld or delayed) of the Administrative Agent and the July 1999 Investment shall have been consummated in accordance with the July 1999 Equity Documents (without giving effect to any amendment or modification of the July 1999 Equity Documents or waiver with respect thereto unless consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed)) and all applicable laws, rules and regulations.

                  (c) Representations and Warranties. The representations and warranties of the Parent set forth in Section 5 of this Agreement shall be true and correct in all material respects on the Effective Date.



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                  (d)      Hiring of CEO. The Company shall have hired Carl
         Grivner as chief executive officer and the terms of his employment agreement shall be reasonably satisfactory to the Administrative Agent and the Lenders.

         5. Representations and Warranties. The Parent hereby represents and warrants to the Agent and the Lenders that (i) each of the July 1999 Equity Documents constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) all corporate action on the part of the Parent, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Parent of the July 1999 Equity Documents, and the consummation of the transactions contemplated thereby, and for the authorization, issuance and delivery of the equity to be issued pursuant thereto, has been taken.

         6. Applicable Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         7. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any Note or discharge or release the Lien or priority of any security agreement, any pledge agreement or any other security therefor or discharge any obligation under any guaranty. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Credit Agreement, or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company, the Parent or any Guarantor under the Credit Agreement or any Pledgor or Grantor under any Security Document from any of its obligations and liabilities as a "Company", "Parent", "Guarantor", "Pledgor" or "Grantor" under the Credit Agreement or the Security Documents or any other Finance Document. Whenever the term "Credit Agreement" is used in any of the Finance Documents it shall mean and refer to the Credit Agreement as modified pursuant hereto. Each of the Credit



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         Agreement and the other Finance Documents shall remain in full force and effect, except as expressly modified hereby.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         9. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         10.      Payment of Expenses. In furtherance of the provisions of
         Section 9.1 of the Credit Agreement, the Parent and Company shall jointly and severally, whether or not the transactions hereby contemplated are consummated, upon demand of the Agent pay all reasonable out-of-pocket costs (including legal fees), charges and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement (including, without limitation, all such out-of-pocket costs (including legal fees), charges and expenses in connection with matters relating to the July 1999 Investment, and the documents and instruments referred to herein, and otherwise reviewed in connection herewith and therewith).





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                    WORLDPORT COMMUNICATIONS, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    WORLDPORT INTERNATIONAL, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:





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                                   BANKERS TRUST COMPANY,
                                   as Administrative Agent and Collateral Agent


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   BANKERS TRUST CORPORATION,
                                   as Lender


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   DREYFUS PREMIER LIMITED TERM HIGH INCOME FUND


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:




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ACKNOWLEDGED AND AGREED TO:



CIBC OPPENHEIMER CORP.,
as Participant


By:
   -------------------------------
   Name:
   Title:


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ACKNOWLEDGED AND AGREED TO:



Continental Casualty Company,
as Participant


By:
   --------------------------
   Name:
   Title:




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ACKNOWLEDGED AND AGREED TO:



Northstar High Total Return Fund,
as Participant


By:
   -------------------------------
   Name:
   Title:



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ACKNOWLEDGED AND AGREED TO:



Northstar High Total Return Fund II,
as Participant


By:
   ----------------------------------
   Name:
   Title:



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ACKNOWLEDGED AND AGREED TO:



UNITED Bank OF SWITZERLAND, London Branch, as Participant


By:
   ---------------------------------------
   Name:
   Title:


By:
   ---------------------------------------
   Name:
   Title:





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